EXHIBIT 99.5
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FOR IMMEDIATE RELEASE
NATIONAL DATACOMPUTER, INC. ANNOUNCES NEW DIRECTORS AND APPOINTS NEW CHIEF OPERATING OFFICER

BILLERICA, Mass., April 2, 2007 -- National Datacomputer, Inc. (OTC Bulletin
Board: IDCP - News) a provider of mobile computing solutions, is pleased to announce that the Company's Board of Directors has elected Mr. Anthony Stafford and Mr. William B. Berens to serve as Directors of the Company effective March 30, 2007, and also appointed Ms. Bruna Bucacci as the Company's new Chief Operating Officer. Mr. Stafford is also assuming the role of Chairman of the Board in connection with the retirement of John P. Ward, who will continue to serve on the Board as a Director.

Mr. Stafford is the principal founder, chairman and owner of Codec Systems Ltd. ("Codec"). Codec is a European leader in performance management and business intelligence software which was established in August 1985 and currently has offices in Dublin, Warsaw, Cologne and London. Prior to the establishment of Codec, Mr. Stafford previously served as a financial controller in multi-national organizations, including General Foods, IBM and Toyota. Mr. Stafford is also the co-founder and Board Member of Catalina Avalon S.p. z.o.o., a privately held Polish company which specializes in the construction industry in Poland. Mr. Stafford is also a Fellow of the Chartered Institute of Management Accountants.

Mr. Berens has served as President and Chief Executive Officer of the Company since March 2006. Mr. Berens joined NDI on May 2003 as a consultant and then, on March 1, 2004, became Vice President of Sales and Marketing. Prior to joining the Company, Mr. Berens was Vice President of Business Development for Tower Technology from 2001 to 2002 and for Interleaf (later acquired by BroadVision) from 1998 to 2000. Mr. Berens has spent the past 25 years in the information processing industry in a variety of positions and industries. He served in various management capacities with Wang Laboratories, with his largest responsibility managing over 200 people and $60M in revenue. In 1991, he became Director of Business Systems for Siemens Nixdorf Information Systems, and was responsible for image and data entry sales in the U.S. market. Mr. Berens graduated from Boston College in 1976 with a BS in Computer Science and Economics.

Ms. Bucacci has served as the Company's Chief Accounting Officer since November 2005. Ms. Bucacci joined NDI in May 1996 as Controller. In April 2004, she also assumed the position of Director of Operations. Prior to joining the Company, Ms. Bucacci was Corporate Controller for Thermedics Detection, Inc. and held various managerial positions for Thermo Electron, Inc. Ms. Bucacci is a graduate of Boston College where she received a BS degree in Mathematics and a graduate of Bentley College where she received a BS degree in Accounting.

"We are very excited to have Mr. Stafford join our Board," said William Berens, President of National Datacomputer. "His knowledge of the software industry and his numerous business contacts, both in Europe and worldwide, will be a tremendous resource for us".

Founded in 1986, National Datacomputer, Inc. markets, sells, and services computerized systems used to automate the collection, processing and communication of information related to product sales and distribution. The Company's products and services include data communication networks, application-specific software, hand-held computers and related peripherals, as well as associated training and support services.

We wish to caution you that certain matters discussed in this news release may constitute forward-looking statements that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in forward-looking statements. These risks and uncertainties are set forth in more detail in the section entitled Factors that May Affect Future Results in the Company's most recently filed Form 10-Q, Form 10-K and the other reports filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.


Contact Information:
Bruna Bucacci, COO/CAO
National Datacomputer, Inc.
900 Middlesex Turnpike, Building 5
Billerica , Massachusetts 01821
Tel: (978) 663-7677